UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 7, 2014

CONTINENTAL RESOURCES, INC.

(Exact Name of Registrant as Specified in Charter)

Oklahoma

(State or Other Jurisdiction of Incorporation)

1-32886	73-0767549
(Commission File Number)	(IRS Employer Identification No.)

20 N. Broadway Oklahoma City, Oklahoma	73102
(Address of Principal Executive Offices)	(Zip Code)

(405) 234-9000

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition

On February 7, 2014, Continental Resources, Inc. issued a press release reporting, among other things, production for the quarter and year ended December 31, 2013, its 2013 year-end proved reserves and certain year-end and fourth quarter financial performance measures, including certain measures for which guidance has been provided. A copy of the press release is being furnished as an exhibit to this report on Form 8-K.

Item 7.01	Regulation FD Disclosure

Reference materials in connection with the fourth quarter and full-year 2013 earnings call scheduled for February 27, 2014 at 11:00 a.m. Eastern time (10:00 a.m. Central time), will be available on the Company’s web site at www.CLR.com, prior to the start of the call.

In the February 7, 2014 press release the Company also announced its planned participation in the following investment conferences:

February 12, 2014	Credit Suisse 19th Annual Energy Summit: Vail
March 3, 2014	Raymond James Institutional Investors Conference: Orlando
March 26, 2014	Howard Weil 42nd Annual Energy Conference: New Orleans

The Company’s presentations at the Credit Suisse and Raymond James conferences will be available via webcast. Instructions regarding how to access such webcasts will be available on the Company’s web site at www.CLR.com on or prior to the day of the presentations. Such webcasts will be available for 30 days on the Company’s web site. Presentation materials for all presentations will be available on the Company’s web site on or prior to the day of the presentations at www.CLR.com.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description

99.1	Press release dated February 7, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 7, 2014	CONTINENTAL RESOURCES, INC. (Registrant)

	By:	/s/ John D. Hart
John D. Hart Senior Vice President, Chief Financial Officer and Treasurer

Exhibit Index

Exhibit Number	Description

99.1	Press release dated February 7, 2014